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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Nations Flooring, Inc.
  (a Delaware Corporation)
Las Vegas, Nevada


    We hereby consent to the use in the Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-19871) of our report which indicates the form of report we will be willing to issue dated February 19, 1997, except for the Recapitalization in Note 1 and Note 13 as to which the date is March 19, 1997, relating to the consolidated balance sheet of Nations Flooring, Inc. and subsidiaries (Successor Business) as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from commencement of operations (June 2, 1995) to December 31, 1995 and the year ended December 31, 1996 and our report on the Supplemental Schedule for the three year period ended December 31, 1996. We also consent to the use in the Amendment No. 2 to the Registration Statement on Form S-1 of our report dated February 9, 1996 relating to the balance sheet of Carpet Barn, Inc., a Nevada corporation (Predecessor Business), as of December 31, 1994 and the related statements of operations, stockholder's equity and cash flows for the period from January 1, 1995 to June 1, 1995, and for the years ended December 31, 1994 and 1993. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in such prospectus.



                                              MCGLADREY & PULLEN, LLP

Las Vegas, Nevada
May 15, 1997